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                                                                       EXHIBIT 5

                          [LETTERHEAD OF POPULAR, INC.]





                                   May 9, 2001



Board of Directors
Popular, Inc.
209 Munoz Rivera Avenue
San Juan, Puerto Rico 00918

Dear Sirs:

         As Executive Vice President and General Counsel to Popular, Inc. a Puerto Rico corporation (the "Company"), I have been requested to render this opinion for filing as Exhibit 5 to the Company's registration statement on Form S-8, which is being filed with the Securities and Exchange Commission (the "Registration Statement").

         The Registration Statement covers 5,000,000 shares (the "Shares") of Common Stock, which may be sold by the Company upon the exercise of options to be granted pursuant to the Company's 2001 Stock Option Plan (the "Plan") filed as Exhibit 4.4 to the Registration Statement.

         I have examined the Company's Restated Certificate of Incorporation, the Company's By-Laws, as amended, the Plan, and related minutes of action taken by the Board of Directors and stockholders of the Company and such other documents and records as I have deemed appropriate. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified or reproduced copies of originals.

         Based upon the foregoing, I am of the opinion that:

         1. The Plan and the Shares have been duly authorized by requisite all corporate action on the part of the Company.

         2. When the Shares are sold in the manner and for the consideration described in the Plan, the Shares will be validly issued, fully paid and non-assessable.



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Popular, Inc.
May 9, 2001
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         I hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement. In giving the foregoing consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,



                                             /s/ Brunilda Santos de Alvarez